UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): July 8, 2013

LONGVIEW REAL ESTATE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-178482	30-0693512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7702 E Doubletree Ranch Rd. Ste 300 Scottsdale AZ	85258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 480.902.3399

L3 Corp.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.03 Material Modification of Rights of Security Holders

On July 3, 2013, our board of directors approved the amendment and restatement of our certificate of incorporation in order to, among other things, change our name to “Longview Real Estate, Inc.” from “L3 Corp.,” change our authorized capital from 200,000,000 shares of common stock, par value $0.0001 per share, to 1,500,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of “blank check” preferred stock, par value $0.0001 per share, and effect a 1-for-110 forward stock split. Our amended and restated certificate of incorporation also provides that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State Delaware, as amended from time to time. On July 3, 2013, stockholders representing the requisite number of votes necessary to approve the adoption of our amended and restated certificate of incorporation took action via written consent, approving the amended and restated certificate of incorporation. On July 8, 2013, we filed our amended and restated certificate of incorporation with the Secretary of State of the State of Delaware.

The full text of our amended and restated certificate of incorporation is attached hereto as Exhibit 3.1.

In connection with the forward split, we have the following new CUSIP number: 543242101. Once approved and we have an effective date from FINRA, our common stock will be quoted under the symbol “LCORD” for a period of 20 trading days. After 20 trading days, our common stock will resume trading under the symbol “LCOR.”

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The disclosures set forth in Item 3.03 are incorporated by reference into this Item 5.03.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Longview Real Estate, Inc.

/s/ Llorn Kylo

Llorn Kylo

CEO

Date: July 8, 2013

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